Exhibit 99.1

CONTACT:	Corporate Communications
404-715-2554
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Investor Relations
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Delta Reports Financial and Operating Performance for November 2015

ATLANTA, December 2, 2015 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for November 2015.

Consolidated passenger unit revenue (PRASM) for the month of November increased 1.5% year over year, as Delta’s winter capacity actions continue to benefit results. The calendar timing of the Thanksgiving holiday was a 2 point benefit, while foreign exchange was a 2 point headwind in the month.

Passenger unit revenue (PRASM) for the December quarter is projected to be at the high end of the guidance range of down 2.5% - 4.5%, provided on the September quarter earnings call. Delta’s projected December quarter fuel price of $1.82 - $1.87 includes $0.06 of early hedge settlements during the quarter.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
November consolidated PRASM change year over year	1.5%
Projected December quarter fuel price per gallon, adjusted	$1.82 - $1.87
November mainline completion factor	99.97%
November on-time performance (preliminary DOT A14)	89.5%

•	Note: Projected fuel price of $1.82 - $1.87 includes taxes, transportation, settled hedges, hedge premiums and refinery contribution and is adjusted for MTM adjustments and settlements.

Delta Air Lines serves more than 170 million customers each year. Delta was named to FORTUNE magazine’s top 50 World’s Most Admired Companies in addition to being named the most admired airline for the fourth time in five years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for four consecutive years, a first for any airline. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 327 destinations in 57 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

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Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; the effects of terrorist attacks or geopolitical conflict; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of December 2, 2015, and which we have no current intention to update.

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	Monthly Traffic Results (a)					Year to Date Traffic Results (a)
	Nov 2015	Nov 2014	Change			Nov 2015	Nov 2014	Change

RPMs (000):
Domestic	10,078,416	9,278,115	8.6%			116,095,776	110,484,628	5.1%
Delta Mainline	8,386,919	7,641,943	9.7%			96,952,577	90,847,409	6.7%
Regional	1,691,497	1,636,172	3.4%			19,143,199	19,637,219	(2.5%	)
International	5,476,085	5,597,469	(2.2%	)		77,135,771	76,324,859	1.1%
Latin America	1,299,260	1,310,488	(0.9%	)		17,296,612	16,417,385	5.4%
Delta Mainline	1,260,670	1,276,551	(1.2%	)		16,926,505	16,082,405	5.2%
Regional	38,590	33,937	13.7%			370,107	334,980	10.5%
Atlantic	2,536,158	2,536,743	(0.0%	)		37,759,852	37,407,703	0.9%
Pacific	1,640,667	1,750,238	(6.3%	)		22,079,307	22,499,771	(1.9%	)
Total System	15,554,501	14,875,584	4.6%			193,231,546	186,809,487	3.4%

ASMs (000):
Domestic	11,771,796	11,298,018	4.2%			134,913,002	129,501,100	4.2%
Delta Mainline	9,674,961	9,144,899	5.8%			111,211,780	104,779,344	6.1%
Regional	2,096,835	2,153,119	(2.6%	)		23,701,222	24,721,756	(4.1%	)
International	6,728,149	7,142,446	(5.8%	)		92,441,752	90,915,898	1.7%
Latin America	1,588,308	1,645,944	(3.5%	)		20,895,996	19,728,965	5.9%
Delta Mainline	1,538,964	1,597,919	(3.7%	)		20,424,397	19,281,166	5.9%
Regional	49,344	48,025	2.7%			471,599	447,799	5.3%
Atlantic	3,213,649	3,290,050	(2.3%	)		45,820,562	44,223,335	3.6%
Pacific	1,926,192	2,206,452	(12.7%	)		25,725,194	26,963,598	(4.6%	)
Total System	18,499,946	18,440,464	0.3%			227,354,754	220,416,998	3.1%

Load Factor:
Domestic	85.6%	82.1%	3.5		pts	86.1%	85.3%	0.8		pts
Delta Mainline	86.7%	83.6%	3.1		pts	87.2%	86.7%	0.5		pts
Regional	80.7%	76.0%	4.7		pts	80.8%	79.4%	1.4		pts
International	81.4%	78.4%	3.0		pts	83.4%	84.0%	(0.6)		pts
Latin America	81.8%	79.6%	2.2		pts	82.8%	83.2%	(0.4)		pts
Delta Mainline	81.9%	79.9%	2.0		pts	82.9%	83.4%	(0.5)		pts
Regional	78.2%	70.7%	7.5		pts	78.5%	74.8%	3.7		pts
Atlantic	78.9%	77.1%	1.8		pts	82.4%	84.6%	(2.2)		pts
Pacific	85.2%	79.3%	5.9		pts	85.8%	83.4%	2.4		pts
Total System	84.1%	80.7%	3.4		pts	85.0%	84.8%	0.2		pts

Mainline Completion Factor	100.0%	99.9%	0.1		pts

Passengers Boarded	14,351,296	13,275,153	8.1%			165,126,022	157,682,776	4.7%

Cargo Ton Miles (000):	171,975	195,902	(12.2%	)		2,019,438	2,169,571	(6.9%	)

a Results include flights operated under contract carrier arrangements

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